Vincent F. Palagiano

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Welcome everyone.

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2004 got off to a good start with very strong loan portfolio growth and record deposit growth.

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Going through some of the highlights for the quarter with you,

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First, The Company completed a 3-for-2 stock split on March 16th;

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This was our 3rd split in 3 years.

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We also increased the quarterly cash dividend for the second time this year: a 5% increase.

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Earnings per share for 1st quarter were 33 cents compared to 36 cents last year; I’ll ask Ken to give you more details about that later in the call.

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Competition in the multifamily market remains strong, but there still appears to be enough loan demand to satisfy the lenders in our marketplace.

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However, it HAS led to lower spreads on multifamily loans compared to risk-free treasury bonds.

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Lower rates by portfolio lenders have also reduced the attractiveness of Fannie Mae products.

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In anticipation of another question we’re often asked, about new competitors in our market:

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We still compete mainly against Independence and New York Community, and then to a lesser extent North Fork, Astoria and a few others.  There’s been no change in that regard.

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Assets were up over 400 million dollars during the quarter; a 13 ½ % increase in one quarter

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That includes a 30-year 70 million dollar trust preferred note issued on March 19th.

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We were pleased to see the Loan portfolio rise by 18% annualized last quarter.

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We booked $250 million in new loan originations with an average rate of 5% and term to repricing of 6.8 years.

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About 14% of our new originations were in commercial real estate, which is slightly higher than our overall portfolio, in which we have about 9% commercial real estate.

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Prepayment speed was slower than anticipated: a 26% prepayment speed compared to 40% and 59% annualized during the last two quarters

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As a result, Prepayment fee income dropped to 2.5 million from 4.8 million last quarter

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Turning to deposits, we saw deposits rise by over 40% annualized

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I’m pleased to note that we have made tremendous progress on our loan-to-deposit ratio over the past 3 years

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At one time our loan-to-deposit ratio was as high as 147%, and now it’s below 100%.

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The biggest portion of this quarter’s deposit increase was in CD’s, although low cost core deposits also rose by over 5%.

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CD’s were up 21% for the quarter.

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The significant deposit growth was a result of several factors, including an extension of our delineated trade areas into adjacent zip codes.

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I’m proud of the fact that we now have 12 of our 20 branches with deposits above 100 million dollars per branch – and several are approaching 200 million dollars.

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Deposits per branch is the most important factor in keeping our efficiency ratio low.  At 35½%, our efficiency ratio continues to be one of the lowest in the industry.

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Turning to my favorite statistic, the nonperforming asset ratio, although the ratio doubled – from 2 basis points to 4 basis points on assets this quarter, I suspect we’ll continue to have the lowest ratio in the industry in that category.

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We have one loan that caused the increase this quarter (…explain).

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On that note, let me now turn it over to our chief financial officer, Ken Mahon.

Kenneth J. Mahon:

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As we indicated in the press release, earnings per share were 3 cents below this quarter last year, and also down 3 cents on a linked quarter basis (when you exclude the cost of the balance sheet restructuring last quarter).

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The major factor causing the decline continues to be the erosion in the yield on assets.

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The yield on earning assets dropped from 5.50 to 5.33 percent, but there was only a 2 basis point decline in the cost of funds.

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Multifamily loans were being originated in the range of 4-¼ to 5-¼%, while the average rate on loan amortization and satisfactions was 7.1%, equating to a 250 basis point decline in the marginal yield on loans

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(when you do that as a percentage…..replacement assets are fully 35% lower in yield).

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The better news is that from the standpoint of absolute fundamentals, the Company continues to perform at a very high level of profitability:

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Return on equity last quarter was over 17½ %, and cash returns were even higher at 24%.

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Return on assets ended the quarter at 1.6 percent, and the efficiency ratio, though up slightly, remained at a very low 35%.

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And Mr. Palagiano already mentioned the low level of Non-performing assets.

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Other than net interest income, there were several additional items creating the variance in earnings this quarter.

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First, loan prepayment fee income was lower than expected.  Back in January it looked like prepayment speed would remain well above 30%, but by the end of the quarter it never rose above 26%.

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That’s still high by historical standards, but a lot lower compared to the past 3 quarters.

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As a result, the Company booked 2.5 million in prepayment income compared to our preliminary estimate of over 3 million dollars.

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Fewer prepayments also means that some higher yielding loans continued to remain on the books, which in the long run provides a better benefit to earnings.

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Next, the Company recorded securities gains of about 576 thousand dollars.  There was a period in March when Treasuries rallied sharply, and we’ve seen these brief Treasury rallies before, so we took the opportunity to book a few gains – this contributed about a penny to EPS this quarter.

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The third item is a GAAP issue.  In accordance with generally accepted accounting principles, our outside auditors are asking us to record a portion of our ESOP dividends as expense.  That caused expenses to rise by 240,000 dollars this quarter, and it will reduce EPS by about a penny and a half for a full year.  This is a non-cash expense and can be viewed as a revenue recognition issue.  It has no effect on cash earnings, and the net effect on shareholders’ equity is zero.

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And lastly, the Company’s book tax rate was about 2% lower than normal this quarter – but this will be only a one-time adjustment.  In finalizing our tax return for the twelve-month period ended June 2003 we identified additional tax deductions relating to certain employee stock benefit programs.  1 Cents per share

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Turning to the Balance Sheet, management continues to focus on 2 balance sheet items: liquidity and deposit gathering.

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Total footings rose this quarter by 400 million dollars, or 13 ½ percent – which was higher than our original projection for the first quarter – but what began to unfold as the quarter progressed, was that some of the changes we introduced into our deposit gathering methods were meeting with great success.

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So rather than curtail deposit growth, which to us represents the core value of the bank, we invested the cash in low duration mortgage-backed securities.

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It’s worth noting at this point that over 76% of our Bank’s funding is now in customer deposits.

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Although the spreads in MBS are not as wide as whole loans, the mortgage-backed securities we purchased have a much shorter life than loans, which we think will become very important over the next several years.

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The reason it’s important is because at some point cash flows from the loan portfolio will slow down, and we’ll need today’s investment portfolio to provide the bank with new investable cash flows.

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In that vein, also in today’s press release, we note that there is over a billion dollars in cash available for reinvestment due in the next 12 months.

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I alluded to several changes in our deposit marketing program, and I’d like to discuss a few of them.

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1st, at the start of the year, we extended our delineated trade area by adding several contiguous zip codes; this gave us access to an additional 400,000 customer prospects.

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2nd, we upgraded our household database in the 4th quarter and we’re reaping the benefits of that this quarter – our response rates are running about 25% above planned numbers.

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3rd, our timing was excellent: we targeted new prospects in our market with an attractive 3% offer on Money Market and CD accounts at the same time other banks were vacating the market.

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We’ve had a successful marketing philosophy for more than 4 years – we use direct marketing only to households who are likely to use the branch.  50 – 60% of new deposits remain with the bank after the initial promotional period which accounts for the fact that we’ve more than doubled the size of our deposit base in that time.

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The other significant balance sheet item last quarter was the net growth in the loan portfolio, as Vinny said, over 18% annualized.  The net growth in dollars was about 100 million, but during the quarter about 246 million dollars was invested in new loans with a weighted average yield of 5% and a term to repricing of 6.8 years.  Based on our outstanding loan commitments, the 2nd quarter looks like it will again be a strong quarter for originations – although we won’t have a sense for what net portfolio growth will look like until much later in the quarter when loan satisfactions do or don’t appear.

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Loan sales to Fannie Mae were a reflection of where the Treasury rates were for much of the period.  We sold about 6 ½ million dollars to loans to Fannie Mae during the quarter.  Just as the quarter ended, and through early April, there was renewed interest in the Fannie Mae product, and in fact we have over 20 million dollars in commitments outstanding to Fannie Mae today.

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As you saw, we issued 70 million dollars of Trust Preferred Securities during the quarter.  We considered issuing debt all through the period of low interested rates, but we wanted to wait until there were signs of an improving economy.

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At some point we may use the proceeds to lever up bank assets.  But for now, we made a decision to temporarily deploy only the 70 million dollars in cash and NOT lever the Company more quickly than planned this year.  That will add some short-term pain to the net interest margin, and implies about 3 cents dilution this year.  But this is one of those decisions we’ve made in the context of where we think we are in the interest rate and business cycles.

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I want to reiterate a point that Mr. Palagiano made about our loan to deposit ratio.  In a rising rate environment, deposit costs historically lag open market rates.  As a community bank, we don’t think that there’s anything we can do, short of using interest rate derivatives, that’s more important to the long term profitability of the Company than raising deposits.  It may be a little more costly initially, but once we get the customers in the door, most of them like our service and our products and eventually become loyal customers.  We’re comfortable with this model because it’s reliable, and it hasn’t depended upon opening new branches, along with the brick and mortar and expenses, that come along with de novo branching.

Turning to the outlook,

We now expect the 2nd quarter’s earnings to be in a range of 30 – 32 cents per share.  Where it falls in that range depends upon the level of prepayment fees, and the level of loan sales to Fannie Mae.  Our forecast for loan prepayment speeds in the 2nd quarter is about 23% - just below the actual rate in the 1st quarter.  There could be some fallout from the Fannie Mae pipeline depending upon rates offered by portfolio lenders against whom compete, and that would affect the loan sales in the 2nd quarter.  We don’t anticipate shares repurchases will be at the same level as the first quarter, but that of course will depend upon market conditions for the stock.

With that, I’ll turn it back over to Mr. Palagiano. Operator?